EXHIBIT 4.1


                                    DPL INC.

                              OFFICER'S CERTIFICATE

Caroline E. Muhlenkamp, the Group Vice President and Interim Chief Financial Officer of DPL Inc., an Ohio corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated March 24, 2004 and Sections 201 and 301 of that certain Indenture of the Company, dated as of March 1, 2000 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), does hereby certify to the Trustee, as follows (capitalized terms not separately defined herein having the respective meanings ascribed thereto in the Indenture):

1. A series of securities to be issued under the Indenture is hereby established and shall be designated "8% Senior Notes due 2009" (the "Notes", which term shall include the Private Notes and the Exchange Notes (each as defined herein), unless the context otherwise requires).

2. The Notes shall be limited to the aggregate principal amount of $175,000,000 at any time Outstanding.

3. The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on March 31, 2009.

4. The Notes shall be issued in fully registered form only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

5.    (a)   The Notes shall bear interest at the rate of 8% per annum payable quarterly on March 31, June 30, September 30 and December 31 of each year and at maturity (each, an "Interest Payment Date"), commencing on June 30, 2004. Interest on the Notes will accrue from March 25,
            2004, but if interest has been paid on such Notes, then from the most recent Interest Payment Date to which interest has been paid or duly provided for; provided that if there is no existing default in the payment of interest, and if the applicable Notes are authenticated between a Regular Record Date (as defined herein) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. If the Company does not comply with certain of its obligations under clause (b) of this paragraph 5, the Notes shall, in accordance with Section 2(e) of the Registration Rights Agreement and such clause (b), as the case may be, bear additional interest ("Additional Interest") in addition to the interest provided for in the first sentence of this paragraph 5.
            For purposes of this Officer's Certificate and the Notes, the term
            "interest" shall be deemed to include interest provided for in the first sentence of this paragraph 5 and Additional Interest, if any.
            In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such Interest Payment Date, except if that Business Day falls in the next succeeding calendar year, the particular Interest Payment Date will be the immediately preceding Business Day. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve
            30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed.

      (b) If, on or prior to July 30, 2004, the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 Form 10-K") with the Securities and Exchange Commission (the "Commission"), or, if filed, the 2003 Form 10-K does not comply with the applicable rules and regulations of the Commission in all material respects, then the per annum interest rate under the Notes will increase by 1.0%, to be effective from August 1, 2004 until the 2003 Form 10-K is so filed or so complies in all material respects with the applicable rules and regulations of the Commission, as the case may be. Such adjustment in the interest rate under the Notes, if any, shall be deemed to be liquidated damages and not a penalty, and shall be the exclusive remedy available to any holder of the Notes for the failure of the Company to file the 2003 Form 10-K as required in this clause (b); provided, however, that nothing contained in this clause (b) shall modify or otherwise affect any rights purchasers have under Section 2(e) of the Registration Rights Agreement.

6. Except for interest payable at maturity of the Notes (which shall be payable to the same Person that is entitled to the payment of principal), each installment of interest on a Note shall be payable to the Person in whose name such Note is registered at the close of business on the calendar day next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Notes. Any installment of interest on the Notes not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Notes on such Regular Record Date, and may be paid to the Persons in whose name such Notes are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of such Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

7. The principal, premium, if any, and each installment of interest on the Notes shall be payable at, and registration and registration of transfers and exchanges in respect of the Notes may be effected at, the office or agency of the Company in The City of New York; provided that (i) payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto, and (ii) so long as (x) Cede & Co. or another nominee of The Depository Trust Company, or (y) the investors party to the Purchase Agreement (as defined in the Registration Rights Agreement) are the registered Holders of the Notes, payment of interest shall be made by wire transfer of immediately available funds to the accounts specified from time to time by such Holders to the Company. Notices and demands to or upon the Company in respect of the Notes may be served at the office or agency of the Company in The City of New York. The corporate trust operations office of the Trustee in The City of New York will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Notes. No exchanges of Private Notes for Exchange Notes shall occur until a registration statement has been declared effective by the Commission and any Private Notes that are exchanged for Exchange Notes shall be canceled by the Trustee.

8. The Notes will be redeemable at the option of the Company prior to maturity as provided in the forms thereof attached hereto as Exhibit A and Exhibit B, as applicable.

9. The Company has entered into an Exchange and Registration Rights Agreement dated as of March 25, 2004 (the "Registration Rights Agreement") with the purchasers of the Notes pursuant to which the Notes that are issued without registration (the "Private Notes") under the Securities Act of 1933 (the "Securities Act") may be exchanged for Notes that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Notes (the "Exchange Notes") or, failing such exchange, the Company will file a shelf registration for the resale of the Notes. The Private Notes will be offered and sold in reliance on an exemption from, or in transactions not subject to, the Securities Act, and Private Notes will be exchanged for Exchange Notes only pursuant to an effective registration statement under the Securities Act and in accordance with the Registration Rights Agreement. Except as provided in the Registration Rights Agreement, nothing in the Indenture, the Notes or this Officer's Certificate shall be construed to require the Company to register any Notes under the Securities Act, or to make any transfer of such Notes in violation of applicable law.

10. So long as any Notes remain Outstanding, the Company will comply with the following covenants in addition to those specified in the Indenture, including Article Six thereof:

      (a) Limitation on Liens. Section 608 of the Indenture shall be applicable to the Notes; provided, however, that such Section 608 shall be amended so that "any Significant Subsidiary" shall replace "DP&L" in each place that "DP&L" appears in such Section 608.

            For purposes of this paragraph 10(a), and for purposes of Section 608 of the Indenture, as amended by this paragraph 10(a), the term "Significant Subsidiary" shall mean DP&L and any other Subsidiary that would be a Significant Subsidiary (as defined in Rule 405 under the Securities Act) substituting five percent (5%) for ten percent (10%) in each of clauses (1), (2) and (3) of such definition. For purposes of this paragraph 10(a), in addition to clauses (1) through
            (4) of Section 608 of the Indenture, the restriction set forth in
            Section 608 of the Indenture shall not apply to nor prevent the creation or existence of liens for taxes or assessments or other governmental charges or levies not yet subject to penalty or which are being contested in good faith and by appropriate proceedings.

      (b)   Limitation on Incurrence of Certain Indebtedness.

            (i) The Company shall not, and shall not permit any Subsidiary (other than DP&L) to, directly or indirectly, create, incur, assume, guarantee or become liable for any Indebtedness unless the Consolidated Coverage Ratio of the Company for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Company submitted to the Trustee for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (1) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (2) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (3) the acquisition of any company or business acquired by the Company since the first day of the period (including giving effect to the pro forma historical earnings of such company or business), including any acquisition which will be consummated contemporaneously with the issuance of such Indebtedness, as if in each case such acquisition occurred at the beginning of the period) exceeds a ratio of 2.0 to 1.0.

            (ii) The provisions of clause (i) of this paragraph 10(b) shall not apply to the incurrence by the Company or any Subsidiary (other than DP&L) of (1) Indebtedness created, incurred or assumed to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire indebtedness in existence on the date of this Officer's Certificate or other Indebtedness incurred in compliance with the provisions of this Officer's Certificate, provided that the principal amount (or accreted value, if applicable) of such Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being so refinanced (plus all accrued interest on the Indebtedness and the amount of all reasonable expenses and reasonable premiums incurred in connection therewith), (2) Subordinated Indebtedness, (3) up to $150 million of Indebtedness of the Company at any one time outstanding, (4) Indebtedness of the Company to any of its Subsidiaries (other than DP&L) or Indebtedness of any Subsidiary to the Company or another Subsidiary, (5) contingent obligations of the Company or any of its Subsidiaries in respect of customary indemnification and purchase price adjustment obligations incurred in connection with a sale or other disposition of property or assets, (6) Indebtedness incurred in respect of performance, surety and other similar bonds and completion guarantees provided by, and letters of credit issued by, the Company or any of its Subsidiaries in the ordinary course of business, and extensions, refinancings and replacements thereof, (7) purchase money indebtedness and capitalized lease obligations of DPL Energy Inc. and its subsidiaries that is non-recourse to the Company and its Subsidiaries (other than DPL Energy Inc. and its subsidiaries) incurred to acquire, construct or improve property and assets in the ordinary course of business and any refinancings, renewals or replacements of any such purchase money indebtedness or capitalized lease obligations and (8) Indebtedness consisting of guarantees made in the ordinary course of business by the Company or any Subsidiary of Indebtedness of the Company or any Subsidiary (other than DP&L) provided that such guaranteed Indebtedness has been incurred in compliance with the provisions of this Officer's Certificate. For the avoidance of doubt, any interest expense in respect of Indebtedness incurred under this clause (ii) shall be included in the definition of "Consolidated Interest Expense" set forth in clause (iii) below.

            (iii)  For purposes of this paragraph 10(b):

                  (1) "Indebtedness" shall have the meaning set forth in Section
            608 of the Indenture, but shall also apply to "Indebtedness", as so defined, of each Subsidiary (other than DP&L) to the same extent it applies to the Company.

                  (2) "Consolidated Coverage Ratio" with respect to any period means the ratio of (1) the aggregate amount of Operating Cash Flow for such period to (2) the aggregate amount of Consolidated Interest Expense for such period.

                  (3) "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Indebtedness of the Company and its Subsidiaries, including, without duplication: interest expense attributable to capital leases; amortization of debt discount; distributions on the 8.125% trust preferred securities of DPL Capital Trust II; capitalized interest; cash and noncash interest payments; commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; net costs under interest rate protection agreements (including amortization of discount); and interest expense in respect of obligations of other Persons constituting Indebtedness of the Company or any of its Subsidiaries under the definition of Indebtedness; provided, however, that Consolidated Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

                  (4) "Consolidated Net Income" means, for any period, the net income of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income any net income of any Person if such Person is not a Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income.

                  (5) "Operating Cash Flow" means, for any period, with respect to the Company and its Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes, depreciation expense, amortization expense and any noncash amortization of debt issuance costs and any nonrecurring, noncash charges to earnings.

                  (6) "Subordinated Indebtedness" means any Indebtedness of the
            Company which is contractually subordinated and junior in right of payment to the Notes on terms reasonably satisfactory to the Holders of a majority in principal amount of the Notes.

      (c) Offer to Repurchase Upon Change of Control. (i) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this paragraph 10(c) and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not promptly tendered will continue to accrue interest pursuant to the terms thereof; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have all or a portion of such Note purchased and a statement of the principal amount for which such Holder is withdrawing its election (it being understood that in the absence of such a statement it shall be assumed that such election is being withdrawn in toto); and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The Company shall comply with the requirements of
            Section 14(e) of, and Rule 14e-1 under, the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph 10(c) by virtue of such conflict.

            (ii) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or otherwise transmit to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (iii) Notwithstanding anything to the contrary in this paragraph 10(c), the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this paragraph 10(c) applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

            (iv) For purposes of this paragraph 10(c), (A) "Change of Control" means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) (for purposes of this subclause (a), the direct or indirect sale, transfer, conveyance or disposition of the majority of the voting stock or all or substantially all of the assets of DP&L (including, but not limited to, by way of a merger or consolidation involving DP&L) shall be deemed to be a transfer of all or substantially all of the assets of the Company, taken as a whole); (b) the adoption of a plan relating to the liquidation or dissolution of the Company;
            (c) the consummation of any transaction (including, without limitation, any merger or consolidation) or series of related transactions the result of which is that any "person" or "group" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares; or (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (B) "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (the terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning), (C) "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on the date of this Officer's Certificate; or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, and (D) "voting stock" shall have the meaning set forth in the definition of "Subsidiary" contained in the Indenture.

      (d) Repurchase Right Upon Breach of Representation and Warranty. If the representation and warranty contained in the fourth sentence of
            Section 3(a) of the Purchase Agreement proves to have been false or inaccurate on the date as of which made and, as of the date made, the Company had knowledge (as defined in the Purchase Agreement) of facts and circumstances reasonably related to such falsehood or inaccuracy, then, upon written request to the Company by any Holder (or beneficial owner) who is a party to the Purchase Agreement (or an Affiliate of such party or such party's successor as provided therein), the Company shall repurchase the Notes held by such Holder (or beneficial owner) at a repurchase price of 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon to the repurchase date, as soon as practicable after the receipt of such notice but, in any event, no later than ten (10) Business Days after the receipt of such notice. For purposes of this paragraph 10(d), for the avoidance of doubt, a successor to a party to the Purchase Agreement does not include any purchaser who is not an Affiliate of such party. Such fourth sentence of Section 3(a) of the Purchase Agreement states that "The audited consolidated financial statements for the year ended December 31, 2003, when filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2003, will not vary in any material respect from the unaudited financial information for the year ended December 31, 2003 that is contained in the March 15, 2004 Form 8-K."

11.   (a)   So long as any of the Notes remain Outstanding, each of the following events will constitute an "Event of Default" with respect to the Notes in addition to those Events of Default specified in
            Section 801 of the Indenture:

            (i) A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Officer's Certificate, which default is caused by a failure to pay principal when due, upon maturity, whether by occurrence of stated final maturity, required prepayment, acceleration, demand or otherwise (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default"), or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more.

            (ii) Failure by the Company to pay the repurchase price of the Notes when due pursuant to paragraph 10(d) of this Officer's Certificate.

      (b) For purposes of this paragraph 11, the term "Indebtedness" shall have the same meaning as set forth in Section 608 of the Indenture, but shall also apply to "Indebtedness," as so defined, of each Significant Subsidiary to the same extent it applies to the Company, and the term "Significant Subsidiary" shall have the same meaning as set forth in paragraph 10(a) of this Officer's Certificate.

      (c) For purposes of Section 802 of the Indenture, the Event of Default set forth in paragraph 11(a)(i) hereof shall be deemed to be a covenant or warranty of the Company applicable to the Notes.

12. So long as any of the Notes remain outstanding, Section 1202 of the Indenture shall be amended to add a new clause (d) as follows: "(d) change any of the provisions of paragraph 10(c) or 10(d) of the Officer's Certificate establishing the Company's 8% Senior Notes due 2009 without, in any such case, the consent of the Holder of each such Outstanding Senior Note."

13.   (a)   Private  Notes offered and sold in reliance on Section 4(2) of the
            Securities Act shall be issued initially in the form of one or more permanent global Notes, substantially in the form of Exhibit A (a
            "Private Placement Global Security"), deposited with The Depository
            Trust Company (the "Clearing Agency") or the Trustee as custodian for the Clearing Agency. Transfers of beneficial interests in the Private Placement Global Security will be subject to the restrictions on transfer contained in the non-registration legend set forth in Exhibit A. Transfers of beneficial interests in the Private Placement Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.

      (b) Private Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes, substantially in the form of Exhibit A (a "Regulation S Global Security"), but without the non-registration legend set forth therein, deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency. Prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security will be subject to the restrictions on transfer contained in the Regulation S legend set forth in Exhibit A. After the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security will not be subject to any restrictions. Transfers of beneficial interests in the Regulation S Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.

            For purposes of this Officer's Certificate, (i) "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency, (ii) "Distribution Compliance Period" means the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the Notes commences or (y) the original issue date of the Notes, and
            (iii) "Global Securities Certificate" or "Global Security" means any Private Note in the form of a Private Placement Global Security, a Regulation S Global Security and, if applicable, any Exchange Note represented in global form and deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.

      (c) Exchange Notes shall be issued in global form, substantially in the form, and bearing the legends, set forth in Exhibit B deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.

14.   (a)   So long as the Private Notes are eligible for book-entry settlement in the Clearing Agency or unless otherwise required by law, all Private Notes that are so eligible will be represented by one or more Global Securities Certificates deposited with the Clearing
            Agency or the Trustee as custodian for the Clearing Agency. No owner of a beneficial interest in a Global Securities Certificate will receive Notes issued in definitive, fully registered form
            ("Definitive Notes Certificate") representing such owner's beneficial interest in the Private Notes, except as provided in paragraph 14(f) below; provided, however, that the Company shall issue a Definitive Notes Certificate upon any transfer of a beneficial interest in a Global Security to the Company or an Affiliate of the Company and no Definitive Notes Certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be resold, retransferred or included in any Global Security until such Private
            Note is freely tradeable in accordance with Rule 144(k) under the Securities Act or exchanged for an Exchange Note.

      (b) Global Securities shall initially be registered in the name of a nominee of the Clearing Agency.

      (c) Transfers of interests in Private Notes between any Private Placement Global Security and any Regulation S Global Security will be made in accordance with this Officer's Certificate (including paragraph 14(d)(1) and (2) below, as applicable) and in accordance with the standing instructions and procedures of the Clearing Agency. The Trustee shall make appropriate endorsements to reflect increases or decreases in the amount of such Global Securities.

      (d) Unless and until the earlier of (i) the date upon which Private Notes are exchanged for Exchange Notes in connection with an effective registration statement pursuant to the Registration Rights Agreement or (ii) the Transfer Restriction Termination Date (meaning the first day in which the Notes (other than Notes acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k) under the Securities Act):

            (1) Private Placement Global Security into Regulation S Global Security. Any transfer in accordance with Rule 904 of Regulation S of a beneficial interest in a Private Placement Global Security shall be reflected by an increase in the Regulation S Global Security and a corresponding decrease in the Private Placement Global Security, in each case by the Trustee making an endorsement on such Global Security, only upon receipt by the Trustee of a written certificate in the form of Exhibit C (or such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to such Rule 904); and

            (2) Regulation S Global Security into Private Placement Global Security. Any transfer of a beneficial interest in a Regulation S Global Security to a transferee that takes delivery in the form of a beneficial interest in the Private Placement Global Security shall be reflected by an increase in the Private Placement Global Security and a corresponding decrease in the Regulation S Global Security, in each case by the Trustee making an endorsement on such Global Security and, prior to the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certificate in the form of Exhibit D (or such other certifications, legal opinions or other information as the Company may reasonably require).

      (e) Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Officer's Certificate and the Indenture as may be required by the Clearing Agency, by any national securities exchange or by the National Association of Securities Dealers, Inc. or as may be required for the Private Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

      (f) Notwithstanding any other provisions of this Officer's Certificate (other than the provisions set forth in this paragraph 14(f)), a Global Security may not be exchanged in whole or in part for Definitive Notes Certificates, and no transfer of a Global Security may be registered, in the name of any person other than the Clearing Agency or a nominee thereof unless (i) such Clearing Agency (A) has notified the Trustee and the Company that it is unwilling or unable to continue as Clearing Agency for such Global Security or (B) has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934 and no successor Clearing Agency has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such cessation of registration or (ii) there has occurred and is continuing an Event of Default, or any event that after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to the Notes.

      (g) Unless and until Definitive Notes Certificates have been issued to owners pursuant to paragraph 16 below, the following provisions of this paragraph 14(g) shall be in full force and effect:

            (i) the Security Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Officer's Certificate relating to the Global Securities (including the payment of principal, premium, if any, and interest on the Notes evidenced by Global Securities Certificates and the giving of instructions or directions to owners of Notes evidenced by Global Securities) as the sole Holder of Notes evidenced by Global Securities and shall have no obligations to the owners thereof; and

            (ii) the rights of the owners of the Global Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes Certificates are issued pursuant to this paragraph 14(g) or paragraph 16 below, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Notes to such Clearing Agency Participants.

      (h) The Company shall inform the Trustee of the effective date of any registration statement registering the Exchange Notes under the Securities Act. Upon the receipt of an Officer's Certificate from the Company, the Trustee will take such actions as shall be necessary to effectuate the exchange of any of the Private Notes for Exchange Notes, including but not limited to the issuance of Exchange Notes in the form substantially set forth in Exhibit B, the entry of decreases in the Regulation S Global Security and the Private Placement Global Security or, if applicable, the cancellation of Definitive Notes Certificates.

15. To the extent that a notice or other communication to the owners is required under this Officer's Certificate, unless and until Definitive Notes Certificates shall have been issued to owners pursuant to paragraph 16 below, the Trustee shall give all such notices and communications specified herein to be given to owners to the Clearing Agency, and shall have no obligations to the owners.

16. Upon surrender to the Security Registrar of the Global Securities by the Clearing Agency upon occurrence of any of the events described in paragraph 14(f) above, accompanied by registration instructions, the Trustee shall authenticate and deliver and the Security Registrar shall register the Definitive Notes Certificates (in a form substantially consistent with the forms of Notes attached hereto as Exhibit A or Exhibit B, as applicable, but modified to reflect the non-global form of such Notes) in accordance with the instructions of the Clearing Agency (including any legends on such Definitive Notes Certificates as may have been applicable to the Global Securities at such time). Neither the Security Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes Certificates, the Trustee shall recognize the Holders of the Definitive Notes Certificates as Securityholders.

17. Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all restrictions, if any, and procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

18. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

      (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701, provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

      (b) an opinion of independent nationally recognized tax counsel to the effect that, based on a change in law or administrative ruling issued after the date hereof, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

19. For purposes of Section 1101 of the Indenture, the direct or indirect sale, transfer, conveyance or disposition of the majority of the voting stock or all or substantially all of the assets of DP&L (including, but not limited to, by way of a merger or consolidation involving DP&L) shall be deemed to be a transfer of the Company's properties and assets substantially as an entirety.

20. To the extent permitted by applicable law, the Company and the Trustee agree that the Holders of the Notes are not required to comply with
      Section 807 of the Indenture and hereby waive such compliance. Insofar as
      Section 814 of the Indenture relates to the Company, to the extent permitted by applicable law, the Company agrees that the Holders of the Notes are not required to comply with such Section 814 and hereby waive such compliance.

21. The Notes shall have such other terms and provisions as are provided in the forms thereof set forth in Exhibit A and Exhibit B hereto, as applicable, and shall be issued in substantially such forms.

22. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Notes and the definitions in the Indenture relating thereto and in respect of which this certificate is made.

23. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

24. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with.

25. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Notes requested in the accompanying Company Order have been complied with.

      IN WITNESS WHEREOF, I have executed this Officer's Certificate this 25th day of March, 2004.




                                       /s/ Caroline E. Muhlenkamp
                                       ---------------------------------
                                       Name:  Caroline E. Muhlenkamp
                                       Title: Group Vice President
                                              and Interim Chief Financial
                                              Officer















Officer's Certificate

                                    EXHIBIT A

                           FORM OF GLOBAL PRIVATE NOTE

                               [depository legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE OFFICER'S CERTIFICATE ESTABLISHING THIS SERIES.

                            [non-registration legend]

      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE NOTES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH NOTES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION,
(2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH NOTES EXCEPT (A) TO DPL INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DPL INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR SUCH EARLIER TIME AS A TRANSFER OF SUCH NOTES IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                          [registration rights legend]

      BY ITS ACCEPTANCE OF THE NOTES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH NOTES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH NOTES AGREES TO BE BOUND BY THE PROVISIONS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 25, 2004 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF NOTES EXCHANGEABLE FOR THE NOTES EVIDENCED HEREBY AND REGISTRATION OF THE NOTES EVIDENCED HEREBY.

                              [Regulation S legend]

      BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE NOTES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH NOTES, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE OFFICER'S CERTIFICATE), BENEFICIAL INTERESTS IN THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

                           [OID legend, if applicable]

      THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $___ PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY.

No. __-_______                                                 CUSIP No. _____




                                    DPL INC.


                             8% SENIOR NOTE DUE 2009


      DPL Inc., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum listed on Schedule I attached hereto on March 31, 2009, and to pay interest on said principal sum quarterly on March 31, June 30, September 30 and December 31 of each year and at maturity (each, an "Interest Payment Date"), commencing on June 30, 2004, at the rate of 8% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from March 25, 2004 to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for; provided that if there is no existing default in the payment of interest, and if this Security is authenticated between a Regular Record Date (as referred to below) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date, except if that Business Day falls in the next succeeding calendar year, the particular Interest Payment Date will be the immediately preceding Business Day. Except for interest payable at maturity of this Security (which shall be payable to the same Person that is entitled to the payment of principal), the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof. The interest rate per annum on this Security set forth in the first sentence of this Security (plus any applicable Additional Interest) shall increase by 2.0% for so long as any default has occurred and is continuing under the Indenture. The Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law, whether or not allowed in such proceeding) on overdue installments of principal and interest (without regard to any applicable grace periods), from time to time on demand at the same rate as applicable to this Security at such time to the extent lawful.

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, (i) payment of interest may be made at the option of the Company, by check mailed to the address of the person entitled thereto, and (ii) so long as (x) Cede & Co. or another nominee of The Depository Trust Company, or (y) the investors party to the Purchase Agreement are the registered Holders of the Notes, payment of interest shall be made by wire transfer of immediately available funds to the accounts specified from time to time by such Holders to the Company.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    DPL INC.


                                    By:_______________________________________
                                       Title:




                          CERTIFICATE OF AUTHENTICATION


Dated:


      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    J.P. MORGAN TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By:_______________________________________
                                          Authorized Signatory

                        [REVERSE OF GLOBAL PRIVATE NOTE]



      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of March 1, 2000 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and J.P. Morgan Trust Company, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, and the Officer's Certificate filed with the Trustee on March 25, 2004 creating the series designated on the face hereof (the "Officer's Certificate") for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, issued in the aggregate principal amount of $175,000,000.

      The Company may redeem the Securities of this series, in whole or in part, at any time prior to maturity, at a redemption price equal to the Make-Whole Amount, plus accrued interest, if any, to the Redemption Date with respect to the Securities of this series, or portions thereof, being redeemed.

      As used herein:

                  "Comparable Treasury Issue" means, with respect to any
            Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the Redemption Date to March 25, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after March 25, 2009, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

                  "Comparable Treasury Price" means (i) the average of up to five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Make-Whole Amount" shall be equal to the greater of (i) 100%
            of the principal amount of the Securities of this series being redeemed or (ii) as determined by the Quotation Agent as of the Redemption Date, the sum of the present value of the scheduled payments of principal and interest on such Securities of this series being redeemed from the Redemption Date to March 25, 2009, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points.

                  "Quotation Agent" means a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer").

                  "Reference Treasury Dealer" means up to five Primary Treasury
            Dealers selected by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15
            (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the Redemption Date to March 25, 2009 (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to each holder of the Securities of this series to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are so received. Upon payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If a redemption of the Securities of this series is effected in part, the redemption shall be effected on a pro rata basis among the Holders of the Securities of this series then Outstanding. The Securities of this series are not subject to any sinking fund.

      The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series being redeemed its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Price" and "Reference Treasury Dealer Quotations", the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Securities of this series being redeemed.

      In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Securities of this series to be redeemed shall be the Make-Whole Amount (as defined in the Indenture)."

      Except as provided herein, Article Four of the Indenture shall apply to redemptions of the Securities of this series.

      If the Company does not comply with certain of its obligations under the Officer's Certificate, this Security shall bear Additional Interest as set forth therein in addition to the interest provided for in the first sentence of paragraph 5 of the Officer's Certificate and in this Security.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture and the Officer's Certificate.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and the Officer's Certificate.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      In certain circumstances and subject to compliance with certain conditions, the Indenture and the Officer's Certificate also permit the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture without the consent of the Holders.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and in the Officer's Certificate set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture or the Officer's Certificate shall have the meanings assigned to them in the Indenture or the Officer's Certificate.

                             CERTIFICATE OF TRANSFER


                                    DPL INC.
                            8% Senior Notes due 2009
                        Principal Amount: $______________


      FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

      Name and address of assignee must be printed or typewritten.


the within Security of the Company and does hereby irrevocable constitute and appoint to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


      __________________________________________________________________________

      __________________________________________________________________________

Dated:

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to
         have this Note purchased
         by the Company pursuant to
         paragraph 10(c) of the
         Officer's Certificate
         check the box.  |_|


            If you want to elect to have only part of the Note purchased by the Company pursuant to paragraph 10(c) of the Officer's Certificate, state the principal amount you elect to have purchased:

                            $______________________


Date:_______________

                                 Your Signature:_______________________________
                                 (Sign exactly as your name appears on the face of this note)

                                                       Tax Identification No.:

                                                       _________________________


Signature Guarantee1(1)*:____________________







--------------------------
(1) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                          [INSERT APPROPRIATE SCHEDULE]

                                   SCHEDULE I

                        PRIVATE PLACEMENT GLOBAL SECURITY


The initial principal amount of Notes evidenced by this Private Placement Global Security is _____________.



                                  CHANGES TO PRINCIPAL AMOUNT OF NOTES EVIDENCED BY
                                          PRIVATE PLACEMENT GLOBAL SECURITY
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                 Principal Amount of Notes
                                   by which this Private
                                 Placement Global Security   Remaining Principal Amount
                                    is to be Reduced or        of Notes Represented by
                                 Increased, and Reason for     this Private Placement
             Date                  Reduction or Increase           Global Security             Notation Made by
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

                                   SCHEDULE I

                          REGULATION S GLOBAL SECURITY


The initial principal amount of Notes evidenced by this Regulation S Global Security is ____________________.


                   CHANGES TO PRINCIPAL AMOUNT OF NOTES EVIDENCED BY REGULATION S GLOBAL SECURITY
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                 Principal Amount of Notes
                                by which this Regulation S
                                 Global Security is to be    Remaining Principal Amount
                                 Reduced or Increased, and     of Notes Represented by
                                  Reason for Reduction or         this Regulation S
             Date                        Increase                  Global Security             Notation Made by
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

                                    EXHIBIT B

                          FORM OF GLOBAL EXCHANGE NOTE

                               [depository legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE OFFICER'S CERTIFICATE ESTABLISHING THIS SERIES.

                           [OID legend, if applicable]

      THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $___ PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY.



No. R-_________                                           CUSIP No. __________



                                    DPL INC.

                             8% SENIOR NOTE DUE 2009

      DPL Inc., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________ Dollars ($______________) on March 31, 2009, and to pay interest on said principal sum quarterly on March 31, June 30, September 30 and December 31 of each year and at maturity (each an "Interest Payment Date"), commencing on June 30, 2004, at the rate of 8% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from March 25, 2004 to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for; provided that if there is no existing default in the payment of interest, and if this Security is authenticated between a Regular Record Date (as referred to below) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date, except if that Business Day falls in the next succeeding calendar year, the particular Interest Payment Date will be the immediately preceding Business Day. Except for interest payable at maturity of the Security (which shall be payable to the same Person that is entitled to the payment of principal), the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the calendar day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof. The interest rate per annum on this Security set forth in the first sentence of this Security (plus any applicable Additional Interest) shall increase by 2.0% for so long as any default has occurred and is continuing under the Indenture. The Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law, whether or not allowed in such proceeding) on overdue installments of principal and interest (without regard to any applicable grace periods), from time to time on demand at the same rate as applicable to this Security at such time to the extent lawful.

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, (i) payment of interest may be made at the option of the Company, by check mailed to the address of the person entitled thereto, and (ii) so long as (x) Cede & Co. or another nominee of The Depository Trust Company, or (y) the investors party to the Purchase Agreement are the registered Holders of the Notes, payment of interest shall be made by wire transfer of immediately available funds to the accounts specified from time to time by such Holders to the Company.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    DPL INC.


                                    By:_______________________________________
                                       Title:



                          CERTIFICATE OF AUTHENTICATION


Dated:


      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    J.P. MORGAN TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By:_______________________________________
                                               Authorized Signatory

                        [REVERSE OF GLOBAL EXCHANGE NOTE]


      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of March 1, 2000 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and to the Officer's Certificate filed with the Trustee on March 25, 2004 creating the series designated on the face hereof (the "Officer's Certificate") for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, issued in the aggregate principal amount of $175,000,000.

      The Company may redeem the Securities of this series, in whole or in part, at any time prior to maturity, at a redemption price equal to the Make-Whole Amount, plus accrued interest, if any, to the Redemption Date with respect to the Securities of this series, or portions thereof, being redeemed.

      As used herein:

                  "Comparable Treasury Issue" means, with respect to any
            Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the Redemption Date to March 25, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after March 25, 2009, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

                  "Comparable Treasury Price" means (i) the average of up to five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Make-Whole Amount" shall be equal to the greater of (i) 100%
            of the principal amount of the Securities of this series being redeemed or (ii) as determined by the Quotation Agent as of the Redemption Date, the sum of the present value of the scheduled payments of principal and interest on such Securities of this series being redeemed from the Redemption Date to March 25, 2009, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points.

                  "Quotation Agent" means a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer").

                  "Reference Treasury Dealer" means up to five Primary Treasury
            Dealers selected by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15
            (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the Redemption Date to March 25, 2009 (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

      Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to each holder of the Securities of this series to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are so received. Upon payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If a redemption of the Securities of this series is effected in part, the redemption shall be effected on a pro rata basis among the Holders of the Securities of this series then Outstanding. The Securities of this series are not subject to any sinking fund.

      The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series being redeemed its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Price" and "Reference Treasury Dealer Quotations", the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Securities of this series being redeemed.

      In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Securities of this series to be redeemed shall be the Make-Whole Amount (as defined in the Indenture)."

      Except as provided herein, Article Four of the Indenture shall apply to redemptions of the Securities of this series.

      If the Company does not comply with certain of its obligations under the Officer's Certificate, this Security shall bear Additional Interest as set forth therein in addition to the interest provided for in the first sentence of paragraph 5 of the Officer's Certificate and in this Security.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture and the Officer's Certificate.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and the Officer's Certificate.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      In certain circumstances and subject to compliance with certain conditions, the Indenture and the Officer's Certificate also permit the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture without the consent of the Holders.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein and in the Officer's Certificate set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture or the Officer's Certificate shall have the meanings assigned to them in the Indenture and in the Officer's Certificate.

                             CERTIFICATE OF TRANSFER


                                    DPL INC.
                            8% Senior Notes due 2009
                        Principal Amount: $______________


    FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

      Name and address of assignee must be printed or typewritten.


the within Security of the Company and does hereby irrevocable constitute and appoint to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


      __________________________________________________________________________


      __________________________________________________________________________


Dated:

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to
         have this Note purchased
         by the Company pursuant to
         paragraph 10(c) of the
         Officer's Certificate
         check the box.  |_|


            If you want to elect to have only part of the Note purchased by the Company pursuant to paragraph 10(c) of the Officer's Certificate, state the principal amount you elect to have purchased:

                            $____________________

Date:_______________

                                 Your Signature:________________________________
                                 (Sign exactly as your name appears on the face of this note)

                                                       Tax Identification No.:
                                                       _________________________


Signature Guarantee(1)*:____________________









-----------------------
(1) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    EXHIBIT C



                          FORM OF TRANSFER CERTIFICATE
                PRIVATE PLACEMENT GLOBAL SECURITY TO REGULATION S
                                 GLOBAL SECURITY


J.P. Morgan Trust Company, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois 60670-0126
Attention:  Global Corporate Trust Services

      Re:   DPL Inc.

      Private Notes

      Reference is hereby made to the Indenture, dated as of March 1, 2000, among DPL Inc. (the "Company") and J.P. Morgan Trust Company, National Association, as trustee, and the Officer's Certificate dated March 25, 2004 relating to the Company's 8% Senior Notes Due 2009 (the "Officer's Certificate"). Capitalized terms used but not defined herein shall have the meanings given to them in the Officer's Certificate.

      This letter relates to _________________ principal amount of Private Notes which are evidenced by a Private Placement Global Security (CUSIP No. __________) and held with the Clearing Agency indirectly in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in such Private Notes to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor does hereby further certify that:

      The offer of such Private Notes was not made to a person in the United States;

      (A) either:

      (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

      (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

      (B) no directed selling efforts have been made in contravention of the requirements of 904(b) under the Securities Act, as applicable;

      (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      (D) we have advised the transferee of the transfer restrictions applicable to such Private Notes.

      You and the initial purchasers of the Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Officer's Certificate have the meanings set forth in Regulation S under the Securities Act.


Dated:__________________

                                    [Insert Name of Transferor]


                                    By: ______________________________
                                        Name:
                                        Title:
                                    (If the registered owner is a corporation,
                                    partnership or fiduciary, the title of the
                                    Person signing on behalf of such registered
                                    owner must be stated.)

                                    EXHIBIT D

                          FORM OF TRANSFER CERTIFICATE
                REGULATION S GLOBAL SECURITY TO PRIVATE PLACEMENT
                                 GLOBAL SECURITY

J.P. Morgan Trust Company, National Association
1 Bank One Plaza, Suite IL1-0126
Chicago, Illinois 60670-0126
Attention:  Global Corporate Trust Services

      Re:   DPL Inc.

      Private Notes

      Reference is hereby made to the Indenture, dated as of March 1, 2000, among DPL Inc. (the "Company") and J.P. Morgan Trust Company, National Association, as trustee, and the Officer's Certificate dated March 25, 2004 relating to the Company's 8% Senior Notes Due 2009 (the "Officer's Certificate"). Capitalized terms used but not defined herein shall have the meanings given to them in the Officer's Certificate.

      This letter relates to _________________ Private Notes which are evidenced by a Regulation S Global Security (CUSIP No. __________) and held with the Clearing Agency indirectly in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in such Private Notes to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor does hereby certify that (i) the Transferor's interest in such Private Notes is being transferred in accordance with the transfer restrictions set forth in the Trust Agreement; and (ii) the transferee is a person who the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

      You and the initial purchaser of the Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


Dated:__________________

                                    [Insert Name of Transferor]


                                    By: ___________________________________
                                        Name:
                                        Title:
                                    (If the registered owner is a corporation,
                                    partnership or fiduciary, the title of the
                                    Person signing on behalf of such registered
                                    owner must be stated.)